Exhibit 99.2

Schwazze, Formerly Operating as Medicine Man Technologies, Inc., Provides Business Update and Announces Strong Third Quarter 2020 Financial Results

Revenues grew 39% year over year with significant contribution from Mesa Organics and Purplebees

Company to Host Conference Call and Webcast Today at 4:30 p.m. ET

DENVER, COLORADO – November 16, 2020 /Business Wire/ --Schwazze, formerly operating as Medicine Man Technologies Inc. (OTCQX: SHWZ) ("Schwazze " or “the Company"), today provided a business update and announced strong financial results for its third quarter ended September 30, 2020.

Justin Dye, Chairman and Chief Executive Officer of Schwazze shared, “We are pleased with our progress in the third quarter. We continued to grow revenue and meaningfully narrow our net loss. Our third quarter performance demonstrates the team’s ability to implement our operating playbook and successfully integrate strategically attractive and accretive acquisitions such as Mesa Organics and Purplebee’s, which have proven to be an excellent strategic fit, into our operations.”

Dye continued, “We are eager to complete our acquisitions of Star Buds’ 14 Colorado locations during the fourth quarter. Star Buds is one of the most recognized and successful retail cannabis operators in North America. These acquisitions position us to become a cannabis leader in Colorado by combining their industry expertise with our best-in-class playbook. Together, we are creating the next era of cannabis that lowers the barrier of acceptance for mainstream America and accelerates innovation in health, happiness and quality of life for consumers.”

Business Update

•	On November 5, 2020, the Company announced that it has received satisfactory proof of funds acknowledgement from Star Buds in anticipation of closing the pending transactions. This acknowledgment enables companies to begin preparing for a fourth quarter 2020 closing of the acquisitions of 13 retail operations located throughout the Colorado front-range and one cultivation facility in Denver.
o	Star Buds is one of the most recognized and successful retail cannabis operators in North America based on revenue-per-location and profit. Upon completion of this transaction, the Company will be one the first publicly traded companies with full seed to sale operations in Colorado consisting of 17 dispensaries, manufacturing, and cultivation.
o	Based on the consolidated, unaudited 2019 results the Company received from Star Buds, these acquisitions collectively earned approximately $50M in revenue with a strong EBITDA margin.
o	The proforma revenue for the combined companies for 2020 will be approximately $90M and the combined companies will be profitable and cash flow positive after the completion of the acquisition.

•	On September 9, 2020, the Company announced that Nirup Krishnamurthy, Chief Integration and Information Officer, was named Chief Operating Officer, and Jeff Garwood, former GE executive, was appointed to the Schwazze Board of Directors.
o	Nirup Krishnamurthy has since assumed oversight of Schwazze’s business units including retail, manufacturing, cultivation, wholesale sales, and marketing to drive operational excellence throughout field operations. He has also continued to be responsible for the alignment and prioritization of the ongoing integration of the Company’s acquisitions and for driving technology innovation across the organization. Krishnamurthy joined Schwazze earlier this year, bringing more than 25 years of experience in operations, innovation, technology, integration and M&A at Fortune 500 companies including United Airlines, Northern Trust Bank and former grocery retailer The Great Atlantic & Pacific Tea Company (A&P).
o	Jeff Garwood is a recognized visionary business leader bringing 30 years of extensive experience across finance and operations to the Company and now serves on the Audit and Compensation Committees. He is the founder and the managing member of Liberation Capital, LLC, a private equity fund focused on providing modular, repeatable waste to value project finance, where he has been active with its investments for 10 years. Garwood is also the co-owner of Zysense, an entity providing high precision measurement instruments for research. Prior to Liberation Capital, he held a variety of senior leadership positions with General Electric, including President and CEO of GE Water and Process Technologies, President and CEO of GE Fanuc, and President of Garrett Aviation.

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Third Quarter 2020 Financial Results

Total revenue increased by $2,091,505, or approximately 39%, to $7,430,374 during the three months ended September 30, 2020 as compared to $5,338,869 during the three months ended September 30, 2019. Product sales increased by approximately 168% to $7,409,719 from $2,760,196 in the third quarter 2019 while consulting and licensing fees decreased to $20,655 from $2,563,478 in the third quarter 2019. The increase in product sales can largely be attributed to the revenue associated with the acquisition of Mesa Organics in April 2020. The third quarter 2019 included $1,782,457 in revenue awarded in litigation and other operating revenue of $15,195 (both of which the Company views as non-recurring).

Cost of goods and services, consisting of expenses related to delivery of services and product procurement, was $4,648,910 during the three months ended September 30, 2020, as compared to $2,786,244 during the same period in 2019. This increase was due to increased sales of product.

Gross profit was $2,781,464 during the three months ended September 30, 2020 as compared to $2,552,625 during the same period in 2019, an increase of $228,839. Gross profit margin decreased to approximately 37% of revenue from nearly 48% of revenue during the same period in 2019. However, excluding the $1,782,457 in revenue awarded in litigation during the third quarter 2019, gross profit increased by $2,011,296, while gross profit margin increased by approximately 260 basis points, mostly driven by the strength of the Mesa Organics acquisition.

Total operating expenses were $6,400,290 during the three months ended September 30, 2020, as compared to operating expenses of $3,478,232 during the same period in 2019, an increase of $2,922,058. This increase was due to increased selling, general and administrative expenses, professional service fees, salaries, benefits and related employment costs and non-cash, stock-based compensation.

Total other income was $704,615 during the three months ended September 30, 2020 as compared to net other expenses of $902,371 during the same period in 2019. This represents an improvement of $1,606,986. The increase in other income, net was primarily due to an unrecognized loss on derivative liabilities and lower interest expense coupled with unrealized gain on investments.

As a result, we generated a net loss of $2,914,211 during the three months ended September 30, 2020 (or a loss of approximately $0.07 per share on a basic weighted average), as compared to a net loss of $1,827,978 (or a loss of approximately $0.05 per share on a basic weighted average) during the three months ended September 30, 2019. However, excluding $1,782,457 in revenue awarded in litigation during the third quarter 2019, net loss narrowed significantly on a year-over-year basis.

Conference Call and Webcast Scheduled for Third Quarter 2020

Schwazze will host a conference call and webcast today at 4:30 p.m. ET.

Investors interested in participating in the conference call can dial 201-389-0879 or listen to the webcast from the Company's “Investors” website at https://ir.schwazze.com. The webcast will later be archived as well.

Following their prepared remarks, Chief Executive Officer Justin Dye and Chief Financial Officer Nancy Huber will also answer investor questions. Investors may submit questions in advance or during the conference call itself through the weblink: http://public.viavid.com/index.php?id=141477. This weblink has also been posted to the Company’s “Investors” website.

About Schwazze

Medicine Man Technologies, Inc. is now operating under its new trade name, Schwazze. Schwazze is executing its strategy to become a leading vertically integrated cannabis holding company with a portfolio consisting of top-tier licensed brands spanning cultivation, extraction, infused-product manufacturing, dispensary operations, consulting, and a nutrient line. Schwazze leadership includes Colorado cannabis leaders with proven expertise in product and business development as well as top-tier executives from Fortune 500 companies. As a leading platform for vertical integration, Schwazze is strengthening the operational efficiency of the cannabis industry in Colorado and beyond, promoting sustainable growth and increased access to capital, while delivering best-quality service and products to the end consumer. The corporate entity continues to be named Medicine Man Technologies, Inc.

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Forward-Looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control and cannot be predicted or quantified. Consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact

Raquel Fuentes

Senior Director, Corporate Communications

303-371-0387

Raquel@Schwazze.com

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